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                                                                    EXHIBIT 10.1


                            THIRD AMENDMENT TO SECOND

                    AMENDED AND RESTATED FINANCING AGREEMENT


         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (the "Amendment") dated as of August 28, 1998, is by and among ENCORE WIRE CORPORATION, a Delaware corporation ("Borrower"), NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), a national banking association, BANK OF AMERICA, TEXAS, N.A. ("Bank of America"), a national banking association, and COMERICA BANK-TEXAS (Comerica Bank"), a state banking association, in their individual capacities as "Lenders" (as such term is defined herein), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                             W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent, NationsBank and Bank of America are parties to the Second Amended and Restated Financing Agreement, dated as of June 9, 1997, as amended by the First Amendment to Second Amended and Restated Financing Agreement, dated as of February 20, 1998 (the "First Amendment") and by the Second Amendment to Second Amended and Restated Financing Agreement, dated as of June 15, 1998 (the "Second Amendment") (as so amended, the "Original Financing Agreement") relating to a $55,000,000 revolving credit facility ("Facility"), pursuant to which, inter alia, NationsBank and Bank of America agreed to make certain loans available to the Borrower upon the terms and conditions contained in the Original Financing Agreement;

         WHEREAS, Bank of America desires to assign its rights and obligations under the Original Financing Agreement to Comerica Bank, and Borrower desires that the Lenders increase the available credit under said facility to an aggregate of $65,000,000 and make certain other modifications to the Original Financing Agreement; and

         WHEREAS, the parties hereto desire to amend the Original Financing Agreement in accordance with the terms and provisions of this Amendment;

         NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

         1. Terms. All capitalized terms defined in the Original Financing Agreement and not otherwise defined herein shall have the same definitions when used herein as set forth in the Original Financing Agreement as amended by this Third Amendment.

         2. Amendment of Article I. Article I of the Original Financing Agreement is amended by adding the following defined term:



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         1.87 "Comerica Bank" means Comerica Bank-Texas in its individual capacity as a Lender.

         3. Amendment of Section 1.19. Section 1.19 of the Original Financing Agreement is amended by deleting Section 1.19 in its entirety and replacing it with the following:

         1.19 "Contract Term" means the effective date specified in the preamble of this Agreement and continuing through May 31, 2001.

         4. Amendment of Section 1.81. Section 1.81 of the Original Financing Agreement is amended by deleting Section 1.81 in its entirety and replacing it with the following:

         1.81 "Required Lenders" means, at any date of determination, Lenders having in the aggregate at least 80% (in Dollar amount) of the aggregate amount of the outstanding Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

         5. Amendment of Section 1.83. Section 1.83 of the Original Financing Agreement is amended by deleting Section 1.83, as amended by the First Amendment and the Second Amendment, in its entirety and replacing it with the following:

         1.83 "Revolving Credit Limit" means the amount of (i) Sixty-Five Million Dollars ($65,000,000) for the period commencing on August 28, 1998 until the last day of the Contract Term.

         6. Amendment of Section 7.10. Section 7.10 of the Original Financing Agreement is amended by deleting it in its entirety and replacing it with the following:

         7.10 This Section is Intentionally Deleted.

         7. Amendment of Section 7.21(a)3. Section 7.21(a)3 of the Original Financing Agreement is amended by deleting Section 7.21(a)3 in its entirety and replacing it with the following:

                  3. Capital Expenditures. Capital Expenditures shall not exceed in any one fiscal year the amount of $7,5000,000; provided, however, solely with respect to Borrower's fiscal year ending in 1998, Capital Expenditures may not exceed $25,000,000.

         8. Amendment of Section 7.26. Section 7.26 of the Original Agreement is amended by deleting the amount of "$100,000.00" in subsection (c)(ii) thereof and replacing it with the amount of "$500,000.00."

         9. Amendment of Section 7.31. Section 7.31 of the Original Financing Agreement is amended by deleting Section 7.31 in its entirety and replacing it with the following:


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         7.31  Redemptions and Acquisition of Shares. Borrower will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of capital stock, provided, that notwithstanding the foregoing, for so long as no Event of Default shall have occurred and be continuing, and no other event or condition which is reasonably expected to result in a Material Adverse Effect or would be the subject of a required notice under paragraph 7.13 is in existence, Borrower shall not be prohibited from repurchasing shares to be held as treasury shares, provided further that (i) the aggregate number of such shares purchased shall not exceed 900,000 and the aggregate purchase price paid by Borrower for all such shares shall not exceed the maximum amount of $11,300,000.00, and (ii) no Event of Default shall result from, or exist immediately following, any such repurchase.

         10. Assignment and Acceptance of Commitment by Bank of America. Immediately prior to the execution and delivery of this Third Amendment, Bank of America shall (a) assign 75% (an amount representing $15,000,000 of its Commitment) of its rights and obligations under the Original Financing Agreement to Comerica Bank by execution and delivery of an Assignment and Acceptance and
(b) assign 25% (an amount representing $5,000,000 of its Commitment) of its rights and obligations under the Original Financing Agreement to NationsBank by execution and delivery of an Assignment and Acceptance.

         11. Increase of Commitment. Following the execution and delivery of the Assignment and Acceptances described in Section 10 above and upon the execution and delivery of this Third Amendment, the aggregate Commitment of all Lenders is increased from $55,000,000 to $65,000,000; the amount of NationsBank's Commitment is increased from $40,000,000 (the sum of its $35,000,000 Commitment prior to the Assignment from Bank of America and the $5,000,000 Assignment from Bank of America) to $50,000,000; and the amount of Comerica Bank's Commitment is $15,000,000.

         12. Costs. The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the negotiation, preparation, execution and consummation of this Amendment and the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders.

         13.   Miscellaneous.

         13.1 Headings. Section headings are for reference only and shall not affect the interpretation or meanings of any provision of this Amendment.

         13.2 Effect of this Amendment. The Original Financing Agreement, as amended by this Amendment, shall remain in full force and effect except that any reference therein, or in any other Loan Document referring to the Original Financing Agreement, shall be deemed to refer to the Original Financing Agreement as amended by this Amendment.


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         13.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

         13.4 Counterparts. This Amendment may be executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same Amendment.

         13.5 NO ORAL AGREEMENTS. THE Original Financing Agreement, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:

ENCORE WIRE CORPORATION


By: /s/ SCOTT WEAVER
   -------------------------------
   Scott Weaver, Vice President


LENDERS AND AGENT:

NATIONSBANK, N.A.
Individually and as Agent


By: /s/ TODD M. BURNS
   -------------------------------
   Todd M. Burns, Vice President

BANK OF AMERICA, TEXAS, N.A.


By: /s/ DONALD P. HELLMAN
   -------------------------------
   Donald P. Hellman, Vice President


COMERICA BANK-TEXAS


By: /s/ WILLIAM J. ROLLEY
   ----------------------------------
   William J. Rolley, Vice President


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                            CONFIRMATION OF GUARANTY

         EWC Leasing Corp. ("Guarantor"), a wholly-owned subsidiary of Encore Wire Corporation, hereby acknowledges the matters covered by the Third Amendment to Second Amended and Restated Financing Agreement to which this Confirmation of Guaranty is attached and confirms that, notwithstanding such matters, the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of NationsBank of texas, N.A. (and now in favor of NationsBank, N.A. as a result of the merger of NationsBank of Texas, N.A. with and into NationsBank, N.A.) and the Guaranty By Corporation dated as of June 9, 1997 issued by Guarantor to and in favor of Bank of America, Texas, N.A., assigned to Comerica Bank, National Association pursuant to the Assignment and Acceptance described in Section 10 above, remain in full force and effect as continuing obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

         In Witness Whereof, this Confirmation of Guaranty is executed and delivered as of the 28th day of August, 1998.


                                         EWC LEASING CORP.


                                         By: /s/ SCOTT D. WEAVER
                                            -----------------------------------
                                              Scott D. Weaver
                                              Vice President




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